Exhibit 99.1

FOR IMMEDIATE RELEASE
May 20, 2022

Teleflex Hosts 2022 Analyst & Investor Day

Wayne, PA -- Teleflex Incorporated (NYSE: TFX), a leading global provider of medical devices, will provide an update on its business and address its 2023-2025 business growth strategy and financial goals during its 2022 Analyst & Investor Day today in New York City. A live webcast of the event presentations will begin at 10:00 a.m. ET and the accompanying presentation materials will be available at that time on the Company’s web site at teleflex.com.

“Teleflex is pleased to provide our 3-year growth strategy and share an in-depth update on the key aspects of our business that we believe will be instrumental to our operating and financial performance over this period,” said Liam Kelly, Chairman, President and Chief Executive Officer. “Over the past several years, we have built a strong foundation for revenue growth driven by an expanding portfolio of growth drivers and our durable core products. With a broad global infrastructure, strong competitive positions, and a strategic focus on offering solutions that address major healthcare challenges around the world, we are well-positioned to capitalize on the many growth opportunities that are currently emerging within our marketplace.”

Mr. Kelly continued, “We intend to continue to pursue business optimization opportunities that drive margin improvement and target acquisition candidates that complement our existing business, have differentiated products, and can strengthen our financial profile. We expect our 3-year growth strategy to accelerate the Company’s revenue growth, deliver gross and operating margin expansion and generate strong free cash flow. At the same time, we will continue to focus on our core values, advance corporate social responsibility, and foster an inclusive culture.”

2022 Outlook

The Company reaffirms its previously provided financial guidance for 2022:

On a GAAP basis, full year 2022 revenues are expected to increase by 2.3% to 3.8%, reflecting our estimate of an approximately 1.7% negative impact of foreign exchange rate fluctuations. On a constant currency basis, the Company expects full year 2022 revenue growth of 4.0% to 5.5%, inclusive of an approximately 1.5% year-over-year headwind from the initial phase of the respiratory divestiture completed on June 28, 2021.

The Company expects full year 2022 GAAP diluted earnings per share from continuing operations of $8.85 to $9.45. The Company estimates 2022 adjusted diluted earnings per share from continuing operations of $13.70 to $14.30, representing a 2.8% to 7.3% increase year-over-year. The divestiture of the respiratory assets is estimated to be dilutive to 2022 adjusted earnings per share by $0.16.

Forecasted 2022 Constant Currency Revenue Growth Reconciliation

	Low	High
Forecasted 2022 GAAP revenue growth	2.3%	3.8%
Estimated impact of foreign currency exchange rate fluctuations	(1.7)%	(1.7)%
Forecasted 2022 constant currency revenue growth	4.0%	5.5%

Forecasted 2022 Adjusted Diluted Earnings Per Share From Continuing Operations Reconciliation

	Low	High
Forecasted GAAP diluted earnings per share from continuing operations	$8.85	$9.45
Restructuring, restructuring related and impairment items, net of tax	$0.76	$0.76
Acquisition, integration and divestiture related items, net of tax	$0.01	$0.01
Other items, net of tax	$0.00	$0.00
MDR	$0.79	$0.79
Intangible amortization expense, net of tax	$3.29	$3.29
Forecasted adjusted diluted earnings per share from continuing operations	$13.70	$14.30

2023-2025 Financial Goals and Objectives

•6-7% compounded annual constant currency revenue growth rate from year-end 2022 through year-end 2025

•Adjusted gross margin expansion of 250-350 basis points by year-end 2025, as compared to year-end 2022
•Adjusted operating margin expansion of 200-300 basis points by year-end 2025, as compared to year-end 2022
•Cumulative free cash flow generation of at least $1.7 billion from 2023 through 2025

Reconciliation of Forecasted Free Cash Flow 2023-2025
Dollars in Millions

2023 to 2025 Cumulative

Forecasted net cash provided by operating activities from continuing operations	$1,980
Less: Forecasted capital expenditures	$280
Forecasted Free Cash Flow	$1,700

Analyst and Investor Day Webcast

The live webcast of the 2022 Investor & Analyst Day presentations, including slide presentations, will be available on the Company’s website: teleflex.com. A replay of the presentations and any related materials will be available on the Company’s website following the conclusion of the event.

NOTES ON NON-GAAP FINANCIAL MEASURES

We report our financial results in accordance with accounting principles generally accepted in the United States, commonly referred to as “GAAP.” In this press release, we provide supplemental information, consisting of the following non-GAAP financial measures: constant currency revenue growth, adjusted diluted earnings per share, adjusted gross margin expansion, adjusted operating margin expansion and free cash flow. These non-GAAP measures are described in more detail below. Management uses these financial measures to assess Teleflex’s financial performance, make operating decisions, allocate financial resources, provide guidance on possible future results, and assist in its evaluation of period-to-period and peer comparisons. The non-GAAP measures may be useful to investors because they provide insight into management’s assessment of our business and provide supplemental information pertinent to a comparison of period-to-period results of our ongoing operations. The non-GAAP financial measures are presented in addition to results presented in accordance with GAAP and should not be relied upon as a substitute for GAAP financial measures. Moreover, our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies.

Tables reconciling forecasted 2022 constant currency revenue growth, forecasted 2022 adjusted earnings per share and our goals related to cumulative free cash flow growth generation from 2023 to 2025 to the most directly comparable GAAP measures are set forth above. We have not provided a reconciliation of our goals related to constant currency revenue growth because future changes in foreign exchange rates over the 2023-2025 period are not reasonably predictable. Similarly, we have not provided a reconciliation of our goals related to expansion of adjusted gross and operating margins during the three-year period through 2025 to the most comparable GAAP measures because, in each case, the calculation of the GAAP measure would involve the addition of items (such as restructuring, restructuring related and impairment items, as well as acquisition, integration and divestiture related items) the occurrence or amount of which over the 2023-2025 period are not reasonably predictable.

Constant currency revenue growth: This non-GAAP measure is based upon net revenues, adjusted to eliminate the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. The impact of changes in foreign currency may vary significantly from period to period, and such changes generally are outside of the control of our management. We believe that this measure facilitates a comparison of our operating performance exclusive of currency exchange rate fluctuations that do not reflect our underlying performance or business trends.

Adjusted diluted earnings per share: This non-GAAP measure is based upon diluted earnings per share from continuing operations, the most directly comparable GAAP measure, adjusted to exclude, depending on the period presented, the items described below. Management does not believe that any of the excluded items are indicative of our underlying core performance or business trends.

Adjusted gross margin: This non-GAAP measure is based upon gross margin, the most directly comparable GAAP measure, adjusted to exclude, depending on the period presented, the items described below. Management does not believe that any of the excluded items are indicative of our underlying core performance or business trends.

Adjusted operating margin: This non-GAAP measure is based upon income from continuing operations before interest, loss on extinguishment of debt and taxes as a percentage of revenue, the most directly comparable GAAP measure, adjusted to exclude, depending on the period presented, the items described below. Management does not believe that any of the excluded items are indicative of our underlying core performance or business trends.

Restructuring, restructuring related and impairment items - Restructuring programs involve discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, outsource distribution operations, improve operating efficiencies and integrate acquired businesses. Depending on the specific restructuring program involved, our restructuring charges may include employee termination, contract termination, facility closure, employee relocation, equipment relocation, outplacement and other exit costs associated with the restructuring program. Restructuring related charges are directly related to our restructuring programs and consist of facility consolidation costs, including accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of the restructuring program. Impairment charges occur if, due to events or changes in circumstances, we determine that the carrying value of an asset exceeds its fair value. Impairment charges do not directly affect our liquidity, but could have a material adverse effect on our reported financial results.

Acquisition, integration and divestiture related items - Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions. These charges may include, among other things, professional, consulting and other fees; systems integration costs; legal entity restructuring expense; inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date); fair value adjustments to contingent consideration liabilities; and bridge loan facility and backstop financing fees in connection with loan facilities that ultimately were not utilized. Divestiture related activities involve specific business or asset sales. Depending primarily on the terms of a divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities.

European medical device regulation - The European Union (“EU”) has adopted the EU Medical Device Regulation (“MDR”), which replaces the existing Medical Devices Directive (“MDD”) and imposes more stringent requirements for the marketing and sale of medical devices in the EU, including requirements affecting clinical evaluations, quality systems and post-market surveillance. The MDR requirements became effective in May 2021, although certain devices that previously satisfied MDD requirements can continue to be marketed in the EU until May 2024, subject to certain limitations. Significantly, the MDR will require the re-registration of previously approved medical devices. As a result, Teleflex will incur expenditures in connection with the new registration of medical devices that previously had been registered under the MDD. Therefore, these expenditures are not considered to be ordinary course expenditures in connection with regulatory matters (in contrast, no adjustment has been made to exclude expenditures related to the registration of medical devices that were not registered previously under the MDD).

Intangible amortization expense - Certain intangible assets, including customer relationships, intellectual property, distribution rights, trade names and non-competition agreements, initially are recorded at historical cost and then amortized over their respective estimated useful lives. The amount of such amortization can vary from period to period as a result of, among other things, business or asset acquisitions or dispositions.

Tax adjustments - These adjustments represent the impact of the expiration of applicable statutes of limitations for prior year returns, the resolution of audits, the filing of amended returns with respect to prior tax years and/or tax law or certain other discrete changes affecting our deferred tax liability.

Other items - These are discrete items that occur sporadically and can affect period-to-period comparisons.

Free Cash Flow: This non-GAAP measure is based upon cash flow from continuing operations, adjusted to exclude capital expenditures. Management believes that free cash flow is a useful measure to investors because it facilitates an assessment of funds available to satisfy current and future obligations, pay dividends and fund acquisitions. We also use this financial measure for internal managerial purposes and to evaluate period-to-period comparisons. Free cash flow is not a measure of cash available for discretionary expenditures since we have certain non-discretionary obligations, such as debt service, that are not deducted from the measure.

CAUTION CONCERNING FORWARD-LOOKING INFORMATION
This press release contains forward-looking statements, including, but not limited to, forecasted 2022 GAAP and constant currency revenue growth; forecasted 2022 GAAP and adjusted diluted earnings per share; and estimated 2023-2025 financial targets with respect to constant currency revenue growth, adjusted gross and operating margin expansion and free cash flow generation. Actual results could differ materially from those in the forward-looking statements due to, among other things, the adverse economic conditions associated with the COVID-19 global health pandemic and the associated financial crisis, stay-at-home and other orders, which may significantly reduce customer spending and which may have a negative impact on the Company’s business, changes in business relationships with and purchases by or from major customers or suppliers; delays or cancellations in shipments; demand for and market acceptance of new and existing products; our inability to provide products to our customers, which may be due to, among other things, events that impact key distributors, suppliers and third-party vendors that sterilize our products; our inability to integrate acquired businesses into our operations, realize planned synergies and operate such businesses profitably in accordance with our expectations; the inability of acquired businesses to generate revenues in accordance with our expectations; our inability to effectively execute our restructuring plans and programs; our inability to realize anticipated savings from restructuring plans and programs; the impact of healthcare reform legislation and proposals to amend, replace or repeal the legislation; changes in Medicare, Medicaid and third party coverage and reimbursements; the impact of enacted tax legislation and related regulations; competitive market conditions and resulting effects on revenues and pricing; increases in raw material costs that cannot be recovered in product pricing; global economic factors, including currency exchange rates, interest rates, trade disputes, sovereign debt issues and international conflicts and hostilities, such as the ongoing conflict between Russia and Ukraine; public health epidemics; difficulties in entering new markets; general economic conditions; and other factors described or incorporated in our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K. We expressly disclaim any obligation to update forward-looking statements, except as otherwise specifically stated by us or as required by law or regulation.

CAUTION CONCERNING GOALS AND OBJECTIVES

The goals and objectives set forth in this press release do not constitute forecasts but, as their name implies, constitute aspirational goals established by management with regard to our performance over the 2022-2025 period. Management believes that the goals and objectives are appropriate based on its current view of our business and prospects in advance of the 2022-2025 period, but are subject to a variety of risks, including, among others, those set forth in discussion of forward-looking statements above, as well as the possibility that subsequent developments may lead management to adopt different business plans and strategies than those underlying the goals and objectives described above.

About Teleflex Incorporated

Teleflex is a global provider of medical technologies designed to improve the health and quality of people’s lives. We apply purpose driven innovation – a relentless pursuit of identifying unmet clinical needs – to benefit patients and healthcare providers. Our portfolio is diverse, with solutions in the fields of vascular access, interventional cardiology and radiology, anesthesia, emergency medicine, surgical, urology and respiratory care. Teleflex employees worldwide are united in the understanding that what we do every day makes a difference. For more information, please visit teleflex.com.

Teleflex is the home of Arrow®, Deknatel®, QuikClot®, LMA®, Pilling®, Rüsch®, UroLift®, and Weck® – trusted brands united by a common sense of purpose.

Contacts:
Lawrence Keusch
Vice President, Investor Relations and Strategy Development

John Hsu, CFA
Vice President, Investor Relations

investors.teleflex.com
610-948-2836